UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2026
ARES REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202

(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.02     Unregistered Sales of Equity Securities.
On April 1, 2026, Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) issued the following shares in transactions exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Regulation D.

The following table details the shares issued and gross proceeds:

	Number of
	Shares Issued	Gross Proceeds
Class S-PR Shares (1)(2)	1,020,998	$8,392,942
Class I-PR Shares (1)	1,569,934	$12,747,866
_________________________
(1)Number of shares issued and gross proceeds include activity from shares issued pursuant to our distribution reinvestment plan.
(2)Gross proceeds for Class S-PR shares include upfront selling commissions and dealer manager fees, in aggregate, of $102,443.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7, 2026, Brian P. Mathis, a member of the board of directors (the “Board”) of the Company, notified the Company of his decision to step down from his position on the Board, which resignation became effective on that day. Mr. Mathis’s decision to resign was not the result of any disagreement with management, the Company or its operations, policies or practices.
In connection with Mr. Mathis’s departure from the Board, the Board appointed Bryan B. Sanchez to serve as an independent director on the Board, effective as of April 7, 2026. Mr. Sanchez will serve on the Board until his successor is duly elected and qualifies. Mr. Sanchez was also appointed to our conflicts resolution committee and nominating and corporate governance committee. There are no arrangements or understandings between Mr. Sanchez and any other persons pursuant to which he was selected as a director.
Since 2024, Mr. Sanchez has served as a Senior Advisor at Boston Consulting Group in the Cities, Real Estate and Infrastructure practice, as Vice Chair of the Board of Directors of the Harris County Housing Finance Corporation and as an independent member of the Investment Committee of DDELTA Real Estate Investments. He previously served as Chief Executive Officer of Lionstone Investments (“Lionstone”), a real estate investment firm, from 2021 to 2023. Prior to that, he held various other roles at Lionstone, serving as Chief Investment Officer and Shareholder from 2016 to 2021, as Senior Vice President, Portfolio Management from 2012 to 2016, and in roles of increasing responsibility in acquisitions from 2005 to 2012. Earlier in his career, Mr. Sanchez was an Associate at Verde Realty from 2004 to 2005 and served as Chief of Staff to the Chairman and Chief Executive Officer of Seven Seas Petroleum Inc., a publicly traded oil and gas company, from 1998 to 2002. Mr. Sanchez holds an M.B.A. from Harvard Business School and a B.A. in Economics from Georgetown University.
There are no transactions between the Company and Mr. Sanchez that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with his appointment as a director of the Company, we entered into an indemnification agreement with Mr. Sanchez effective as of April 7, 2026. The terms of the indemnification agreement are substantially identical to the terms of the indemnification agreements we have entered into with each of our other directors and executive officers. The indemnification agreement requires, among other things, that, subject to certain limitations, we will indemnify Mr. Sanchez and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. This description of the indemnification agreement is a summary and is qualified in its entirety by the full terms of our form of indemnification agreement, which we filed as Exhibit 10.4 to Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-125338) filed with the SEC on January 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
April 7, 2026
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer